Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in

•	Registration Statement No. 333-218909 on Form S-8
•	Registration Statement No. 333-205194 on Form S-8
•	Registration Statement No. 333-130167 on Form S-8
•	Registration Statement No. 333-64714 on Form S-8
•	Registration Statement No. 333-89071 on Form S-8
•	Registration Statement No. 333-105930 on Form S-8
•	Registration Statement No. 333-135683 on Form S-8
•	Registration Statement No. 333-159908 on Form S-8
•	Registration Statement No. 333-159909 on Form S-8
•	Registration Statement No. 333-195653 on Form S-8

of our reports dated April 10, 2018, relating to the consolidated financial statements and financial statement schedule of Layne Christensen Company and subsidiaries, and the effectiveness of Layne Christensen Company and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 10, 2018